Exhibit 99.1

NEWS RELEASE

Halcón Resources Announces Third Quarter 2014 Results and Provides Preliminary 2015 Outlook

Company Preliminarily Guiding to 15-20% Pro Forma Production Growth in 2015 with Reduced Drilling & Completion Budget of $750-800 Million

Halcón Cutting Five Rigs Originally Planned for 2015

HOUSTON, TEXAS — November 10, 2014 — Halcón Resources Corporation (NYSE:HK) (“Halcón” or the “Company”) today announced its third quarter 2014 results and provided a preliminary 2015 outlook.

Halcón generated revenues of $306.5 million for the three months ended September 30, 2014.  Production increased 16% quarter over prior year quarter to an average of 43,554 barrels of oil equivalent per day (Boe/d).  Third quarter 2014 production was 82% oil, 8% natural gas liquids (NGLs) and 10% natural gas.

Excluding the impact of hedges, the Company realized 90% of the average NYMEX oil price, 34% of the average NYMEX oil price for NGLs and 88% of the average NYMEX natural gas price during the period.

Total operating costs per unit, after adjusting for selected items (see Selected Operating Data table for additional information), decreased by 17% to $23.50 per Boe in the third quarter of 2014, compared to the third quarter of 2013.

Halcón reported net income available to common stockholders of $186.9 million, or $0.36 per diluted share for the quarter.  After adjusting for selected items primarily related to the non-cash impact of derivatives (see Selected Item Review and Reconciliation table for additional information), net income was $10.9 million, or $0.03 per diluted share, for the three months ended September 30, 2014.

Floyd C. Wilson, Chairman and Chief Executive Officer, commented, “We had another solid quarter in both of our core plays and announced our preliminary outlook for 2015 today.  That outlook is driven by our view that the service cost side of our business is out-of-sync with crude oil prices.  As a result, we are electing to reduce spending next year while still preserving our ability to grow production year-over-year.  While we are substantially hedged through 2015 and into 2016, we believe that the precipitous drop in crude prices calls for conservatism.  We will remain flexible and are prepared to adjust our 2015 capital program as future events dictate.”

Liquidity and Capital Spending

As previously disclosed, the borrowing base on the Company’s senior secured revolving credit facility was increased by $350 million to $1.05 billion during the third quarter of 2014.   This increase was driven by positive results from Halcón’s ongoing drilling program in the Williston Basin and the El Halcón area.

The Company’s liquidity as of September 30, 2014 was approximately $815 million, which consisted of cash on hand plus undrawn capacity on its senior secured revolving credit facility.

During the third quarter of 2014, Halcón incurred capital costs of $322.0 million on drilling and completions, $11.3 million on infrastructure/seismic and $2.9 million for leasehold acquisitions, net of $14.3 million in divestiture proceeds largely related to post-closing adjustments for the East Texas assets sold in the second quarter of 2014.  In addition, the Company incurred $49.8 million for capitalized interest, G&A and other.

Operational Update

Halcón is currently operating eight rigs across its holdings and expects to deliver annual production towards the high end of the previously disclosed full year 2014 production guidance range of 40 – 42 MBoe/d.  Drilling and completion results continue to improve, and there are currently 18 wells being completed or waiting on completion.

Bakken/Three Forks — Up and to the Right

Halcón operated an average of three rigs in the Williston Basin during the quarter.  The following table contains detailed third quarter 2014 operated well data related to the Company’s Williston Basin assets:

		Wells		3Q14 vs. 2Q14		3Q14 vs. 2Q14
	Wells	Put Online	Avg. IP	Avg. IP Rate	Avg. 30 Day	Avg. 30 Day Rate
	Spud	(POL)	Rate (Boe/d)	Variance	Rate (Boe/d)	Variance
Fort Berthold
Bakken/Three Forks	11	17	2,935	+15.0%	1,288	+1.4%
Williams County
Bakken	2	2	923	NM	513	NM

One of the wells put online in the Fort Berthold area during the quarter had an initial production rate of 4,381 Boe/d, yet another new record in the play for Halcón.  The Company also participated in 60 non-operated wells with an average working interest of approximately 4% during the quarter.  On average, wells put online during the third quarter of 2014 are outperforming Halcón’s type curves for each area (801 MBoe in Fort Berthold/477 MBoe in Williams County).

The Company continues to focus on improving economics in the play.  Halcón is lowering completed well costs without impacting initial production or estimated ultimate recoveries, via efficiencies associated with pad drilling/simultaneous operations and completion modifications (proppant type, fluid type, pumping services).

Based on the ongoing implementation of drilling and completion modifications combined with successful downspacing tests, results continue to improve and the Company is moving forward with spacing of 660’ to 880’ between wells, depending on location within the field.

Halcón is an active participant in the North Dakota gas flaring discussions.  The Company continues to make progress towards increasing gas capture.  Halcón reduced the amount of gas it flared by approximately 50% during the third quarter.  The Company is currently flaring approximately 25% of its gas production in the Williston Basin and expectations are for continued improvement over time.

Halcón is the operator of 169 producing Bakken wells and 51 Three Forks wells.  The Company currently has 7 Bakken wells and 3 Three Forks wells being completed or waiting on completion on its operated acreage.

During the fourth quarter of 2014, Halcón expects to spud 8 to 10 gross operated wells in the Williston Basin with three rigs and plans to participate in 65 to 70 non-operated wells with an average working interest of approximately 5%.

“El Halcón” - East Texas Eagle Ford Exceeding Expectations

The Company operated an average of three rigs in El Halcón during the third quarter.  The following table contains detailed third quarter 2014 operated well data related to Halcón’s East Texas Eagle Ford assets:

		Wells		3Q14 vs. 2Q14		3Q14 vs. 2Q14
	Wells	Put Online	Avg. IP	Avg. IP Rate	Avg. 30 Day	Avg. 30 Day Rate
	Spud	(POL)	Rate (Boe/d)	Variance	Rate (Boe/d)	Variance
El Halcón	11	12	878	+9.2%	726	+17.1%

Six of the twelve wells were put online late in the third quarter.  On average, wells put online in the play during the quarter are outperforming the Company’s 452 MBoe type curve for the area.

Drilling efficiencies continue to be realized and completion modifications are ongoing.  Halcón continues to work to find the most economic completed lateral length and is currently targeting 7,000’ to 8,000’, where the unit configuration allows.

Industry activity remains high in the play and there are currently more than 25 rigs running.  Based on its own results combined with results from offset operators, the Company believes its entire acreage position has been de-risked.  Halcón’s current drilling program is designed to capture leases and hold acreage over the next 12 to 18 months.  Completed well costs are expected to decrease by up to $1 million per well once the Company transitions into development mode.

Halcón has approximately 101,000 net acres leased in El Halcón, all of which are believed to be located in the core of the play.  There are currently 78 Halcón-operated East Texas Eagle Ford wells producing and 6 Halcón-operated wells being completed or waiting on completion.

The Company expects to spud 10 to 12 gross operated wells in the play with an average of three rigs during the fourth quarter of 2014.

Tuscaloosa Marine Shale (“TMS”) — Delineation Ongoing

Halcón operated an average of two rigs in the TMS and participated in six wells (three operated/three non-operated) that were brought online during the third quarter.  These six wells had an average lateral length of approximately 6,150’ and achieved an average initial production rate of approximately 1,165 Boe/d (89% oil).  The average 30-day production rate for these six wells was approximately 895 Boe/d (90% oil).

During the fourth quarter of 2014, the Company expects to spud two gross operated wells (~88% avg. WI) in the play with two rigs and plans to participate in four to five non-operated wells (~10% avg. WI).

Hedging Strategy and Update

Halcón’s hedging strategy is designed to support its capital program and protect its cash flow.  The Company continues to target a hedge portfolio in which approximately 80% of expected production is hedged in an opportunistic manner for the next 18 to 24 months.  The table below sets forth Halcón’s current hedge positions.

	Hedge Summary
	4Q14	2015	2016
Oil
Collars
Total (Bbls)	2,461,000	9,611,250	2,012,000
Total (Bbls/d)	26,750	26,332	5,497
Wtd. Avg Price ($/Bbl)	$88.88	$86.44	$88.68

Swaps
Total (Bbls)	138,000	1,825,000	4,026,000
Total (Bbls/d)	1,500	5,000	11,000
Wtd. Avg Price ($/Bbl)	$96.11	$91.76	$89.65

Combined Total (Oil)
Total (Bbls)	2,599,000	11,436,250	6,038,000
Total (Bbls/d)	28,250	31,332	16,497
Wtd. Avg Price ($/Bbl)	$89.26	$87.29	$89.33
Gas
Collars
Total (MMcf)	2,070,000	6,387,500	732,000
Total (MMcf/d)	22,500	17,500	2,000
Wtd. Avg Price ($/MMBtu)	$3.89	$4.00	$4.00

Combined Total (Oil + Gas)
Total (Boe)	2,944,000	12,500,833	6,160,000
Total (Boe/d)	32,000	34,249	16,831

Preliminary 2015 Outlook

In response to lower oil prices, the Company expects to operate six rigs in 2015, five rigs less than originally planned.  Halcón’s preliminary drilling and completion budget for 2015 is $750 to $800 million.  Despite the reduced capital budget, the Williston Basin and El Halcón assets are expected to drive year-over-year pro forma production growth of 15% to 20% in 2015.

Conference Call and Webcast Information

Halcón Resources Corporation (NYSE:HK) has scheduled a conference call for Tuesday, November 11, 2014, at 10:00 a.m. EST (9:00 a.m. CST). To participate in the conference call, dial (877) 810-3368 for domestic callers, and (914) 495-8561 for international callers a few minutes before the call begins and reference Halcón Resources conference ID 18653094.  The conference call will also be webcast live over the Internet on Halcón Resources’ website at http://www.halconresources.com in the Investor Relations section under Events & Presentations.  A telephonic replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through November 17, 2014.  To access the replay, dial (855) 859-2056 for domestic callers or (404) 537-3406 for international callers, in both cases referencing conference ID 18653094.

About Halcón Resources

Halcón Resources Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

For more information contact Scott Zuehlke, Vice President of Investor Relations, at 832-538-0314 or szuehlke@halconresources.com.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, or “probable” or statements that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved.  Additionally, initial production rates, average 30 day production rates and improvements mentioned herein are not necessarily indicative of future production rates or performance.  Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and other filings submitted by the Company to the U.S. Securities and Exchange Commission (“SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov or through the Company’s website at www.halconresources.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations.

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$287,863	$288,850	$848,104	$672,167
Natural gas	8,248	7,457	27,965	19,971
Natural gas liquids	10,273	7,894	28,396	15,976
Total oil, natural gas and natural gas liquids sales	306,384	304,201	904,465	708,114
Other	125	806	4,337	2,090
Total operating revenues	306,509	305,007	908,802	710,204
Operating expenses:
Production:
Lease operating	28,094	37,539	95,700	94,676
Workover and other	5,773	2,029	12,550	4,276
Taxes other than income	28,532	26,613	83,002	62,616
Gathering and other	7,460	3,766	18,119	6,901
Restructuring	—	—	987	507
General and administrative	29,569	33,762	90,110	98,885
Depletion, depreciation and accretion	135,578	143,091	388,956	320,264
Full cost ceiling impairment	—	909,098	61,165	909,098
Other operating property and equipment impairment	—	67,254	3,789	67,254
Goodwill impairment	—	228,875	—	228,875
Total operating expenses	235,006	1,452,027	754,378	1,793,352
Income (loss) from operations	71,503	(1,147,020)	154,424	(1,083,148)
Other income (expenses):
Net gain (loss) on derivative contracts	163,287	(54,427)	8,589	(38,749)
Interest expense and other, net	(38,450)	(13,663)	(107,114)	(24,245)
Total other income (expenses)	124,837	(68,090)	(98,525)	(62,994)
Income (loss) before income taxes	196,340	(1,215,110)	55,899	(1,146,142)
Income tax benefit (provision)	1,295	360,283	1,295	333,868
Net income (loss)	197,635	(854,827)	57,194	(812,274)
Series A preferred dividends	(4,959)	(5,070)	(14,878)	(5,786)
Preferred dividends on redeemable noncontrolling interest	(5,823)	—	(6,719)	—
Net income (loss) available to common stockholders	$186,853	$(859,897)	$35,597	$(818,060)

Net income (loss) per share of common stock:
Basic	$0.45	$(2.19)	$0.09	$(2.22)
Diluted	$0.36	$(2.19)	$0.08	$(2.22)

Weighted average common shares outstanding:
Basic	416,470	392,726	415,264	368,696
Diluted	548,246	392,726	423,033	368,696

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	September 30,	December 31,
	2014	2013
Current assets:
Cash	$94,688	$2,834
Accounts receivable	281,582	312,518
Receivables from derivative contracts	19,715	2,028
Restricted cash	15,984	—
Inventory	6,110	5,148
Prepaids and other	14,870	16,098
Total current assets	432,949	338,626
Oil and natural gas properties (full cost method):
Evaluated	5,630,830	4,960,467
Unevaluated	2,259,099	2,028,044
Gross oil and natural gas properties	7,889,929	6,988,511
Less - accumulated depletion	(2,631,832)	(2,189,515)
Net oil and natural gas properties	5,258,097	4,798,996
Other operating property and equipment:
Gas gathering and other operating assets	157,703	125,837
Less - accumulated depreciation	(13,898)	(8,461)
Net other operating property and equipment	143,805	117,376
Other noncurrent assets:
Receivables from derivative contracts	24,144	22,734
Debt issuance costs, net	58,037	64,308
Deferred income taxes	11,683	8,474
Equity in oil and natural gas partnership	4,472	4,463
Funds in escrow and other	1,225	1,514
Total assets	$5,934,412	$5,356,491

Current liabilities:
Accounts payable and accrued liabilities	$698,070	$636,589
Liabilities from derivative contracts	1,208	17,859
Asset retirement obligations	218	71
Current portion of deferred income taxes	11,683	8,474
Current portion of long-term debt	694	1,389
Total current liabilities	711,873	664,382
Long-term debt	3,533,158	3,183,823
Other noncurrent liabilities:
Liabilities from derivative contracts	17,629	19,333
Asset retirement obligations	35,677	39,186
Other	7,501	2,157
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest	110,708	—
Stockholders’ equity:
Preferred stock: 1,000,000 shares of $0.0001 par value authorized; 345,000 shares of 5.75% Cumulative Perpetual Convertible Series A, issued and outstanding as of September 30, 2014 and December 31, 2013	—	—
Common stock: 1,340,000,000 and 670,000,000 shares of $0.0001 par value authorized; 422,467,166 and 415,729,962 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	41	41
Additional paid-in capital	2,988,445	2,953,786
Accumulated deficit	(1,470,620)	(1,506,217)
Total stockholders’ equity	1,517,866	1,447,610
Total liabilities and stockholders’ equity	$5,934,412	$5,356,491

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net income (loss)	$197,635	$(854,827)	$57,194	$(812,274)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depletion, depreciation and accretion	135,578	143,091	388,956	320,264
Full cost ceiling impairment	—	909,098	61,165	909,098
Other operating property and equipment impairment	—	67,254	3,789	67,254
Goodwill impairment	—	228,875	—	228,875
Deferred income tax provision (benefit)	—	(356,186)	—	(334,881)
Share-based compensation, net	4,591	5,019	13,837	11,994
Unrealized loss (gain) on derivative contracts	(169,713)	38,095	(38,660)	18,956
Amortization and write-off of deferred loan costs	1,037	835	3,198	1,343
Non-cash interest and amortization of discount and premium	744	341	1,976	1,395
Other income (expense)	(1,824)	(2,329)	(594)	(5,241)
Cash flow from operations before changes in working capital	168,048	179,266	490,861	406,783
Changes in working capital, net of acquisitions	2,900	(19,027)	91,029	(15,178)
Net cash provided by (used in) operating activities	170,948	160,239	581,890	391,605

Cash flows from investing activities:
Oil and natural gas capital expenditures	(324,911)	(792,513)	(1,178,649)	(1,828,969)
Acquisition of Williston Basin Assets	—	(2,442)	—	(32,181)
Proceeds received from sale of oil and natural gas assets	14,522	149,802	479,974	160,268
Advance on carried interest	—	—	(189,442)	—
Other operating property and equipment capital expenditures	(10,831)	(39,379)	(40,356)	(120,071)
Funds held in escrow and other	1,528	25,258	1,221	(5,547)
Net cash provided by (used in) investing activities	(319,692)	(659,274)	(927,252)	(1,826,500)

Cash flows from financing activities:
Proceeds from borrowings	458,000	1,232,000	1,744,000	2,760,000
Repayments of borrowings	(372,000)	(943,000)	(1,399,000)	(1,858,400)
Debt issuance costs	(680)	(7,775)	(757)	(19,302)
Series A preferred stock issuance	—	—	—	345,000
Common stock issued	—	222,870	—	222,870
HK TMS, LLC preferred stock issued	—	—	110,051	—
HK TMS, LLC tranche rights	—	—	4,516	—
Preferred dividends on redeemable noncontrolling interest	(3,025)	—	(3,518)	—
Restricted cash	16	—	(15,984)	—
Offering costs and other	(151)	(7,660)	(2,092)	(17,318)
Net cash provided by (used in) financing activities	82,160	496,435	437,216	1,432,850

Net increase (decrease) in cash	(66,584)	(2,600)	91,854	(2,045)

Cash at beginning of period	161,272	3,061	2,834	2,506
Cash at end of period	$94,688	$461	$94,688	$461

Disclosure of non-cash investing and financing activities:
Accrued capitalized interest	$(4,272)	$12,025	$(5,340)	$10,549
Asset retirement obligations	1,054	4,683	(3,396)	10,077
Series A preferred dividends paid in common stock	4,959	4,133	14,878	4,133
Deemed dividends on redeemable noncontrolling interest	2,798	—	3,201	—

HALCÓN RESOURCES CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Production volumes:
Crude oil (MBbls)	3,301	2,885	9,343	7,028
Natural gas (MMcf)	2,398	2,195	6,192	5,887
Natural gas liquids (MBbls)	306	218	755	456
Total (MBoe)	4,007	3,469	11,130	8,465
Average daily production (Boe/d)	43,554	37,707	40,769	31,007

Average prices:
Crude oil (per Bbl)	$87.20	$100.12	$90.77	$95.64
Natural gas (per Mcf)	3.44	3.40	4.52	3.39
Natural gas liquids (per Bbl)	33.57	36.21	37.61	35.04
Total per Boe	76.46	87.69	81.26	83.65

Cash effect of derivative contracts:
Crude oil (per Bbl)	$(1.96)	$(6.03)	$(3.06)	$(3.03)
Natural gas (per Mcf)	0.02	0.48	(0.24)	0.26
Natural gas liquids (per Bbl)	—	—	—	—
Total per Boe	(1.60)	(4.71)	(2.70)	(2.34)

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$85.24	$94.09	$87.71	$92.61
Natural gas (per Mcf)	3.46	3.88	4.28	3.65
Natural gas liquids (per Bbl)	33.57	36.21	37.61	35.04
Total per Boe	74.86	82.98	78.56	81.31

Average cost per Boe:
Production:
Lease operating	$7.01	$10.82	$8.60	$11.18
Workover and other	1.44	0.58	1.13	0.51
Taxes other than income	7.12	7.67	7.46	7.40
Gathering and other	1.86	1.09	1.63	0.82
General and administrative, as adjusted(1)	6.07	8.14	6.44	9.95
Restructuring	—	—	0.09	0.06
Depletion	33.18	40.31	34.25	36.94

(1) Represents general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$7.38	$9.74	$8.09	$11.68
Share-based compensation:
Non-cash	(1.15)	(1.45)	(1.24)	(1.42)
Acquisition and merger transaction costs and other:
Cash	(0.16)	(0.15)	(0.41)	(0.31)
General and administrative, as adjusted	$6.07	$8.14	$6.44	$9.95

Total operating costs, as reported	$24.81	$29.90	$26.91	$31.59
Total adjusting items	(1.31)	(1.60)	(1.65)	(1.73)
Total operating costs, as adjusted(2)	$23.50	$28.30	$25.26	$29.86

(2)    Represents lease operating, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in reconciliation above.

HALCÓN RESOURCES CORPORATION

SELECTED ITEM REVIEW AND RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
As Reported:
Net income (loss) available to common stockholders, as reported	$186,853	$(859,897)	$35,597	$(818,060)
Series A preferred dividends	4,959	5,070	14,878	5,786
Preferred dividends on redeemable noncontrolling interest	5,823	—	6,719	—
Net income (loss)	197,635	(854,827)	57,194	(812,274)

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$(167,576)	$37,935	$(35,827)	$23,108
Natural gas	(2,137)	160	(1,073)	(2,729)
Total mark-to-market non-cash charge	(169,713)	38,095	(36,900)	20,379
Full cost ceiling impairment	—	909,098	61,165	909,098
Other operating property and equipment impairment	—	67,254	3,789	67,254
Goodwill impairment	—	228,875	—	228,875
Deferred financing costs expensed, net(1)	—	891	499	891
Restructuring	—	—	987	507
Acquisition and merger transaction costs and other	815	533	4,777	2,585
Selected items, before income taxes	(168,898)	1,244,746	34,317	1,229,589
Income tax effect of selected items(2)	(17,866)	(373,536)	(40,071)	(367,963)
Selected items, net of tax	(186,764)	871,210	(5,754)	861,626

As Adjusted:
Net income (loss) available to common stockholders, excluding selected items	$10,871	$16,383	$51,440	$49,352
Net income (loss) from assumed conversions	—	1,698	—	3,671
Net income (loss) available to common stockholders after assumed conversions, excluding selected items(3)	$10,871	$18,081	$51,440	$53,023

Basic net income (loss) per common share, as reported	$0.45	$(2.19)	$0.09	$(2.22)
Impact of selected items	(0.42)	2.23	0.03	2.35
Basic net income (loss) per common share, excluding selected items(3)	$0.03	$0.04	$0.12	$0.13

Diluted net income (loss) per common share, as reported	$0.36	$(2.19)	$0.08	$(2.22)
Impact of selected items	(0.33)	2.23	0.04	2.34
Diluted net income (loss) per common share, excluding selected items(3)(4)	$0.03	$0.04	$0.12	$0.12

Net cash provided by (used in) operating activities	$170,948	$160,239	$581,890	$391,605
Changes in working capital, net of acquisitions	(2,900)	19,027	(91,029)	15,178
Cash flow from operations before changes in working capital	168,048	179,266	490,861	406,783
Cash components of selected items	629	533	5,425	3,092
Income tax effect of selected items	(227)	(196)	(1,962)	(1,137)
Cash flow from operations before changes in working capital, adjusted for selected items(3)	$168,450	$179,603	$494,324	$408,738

(1)    Represents charges related to the write-off of debt issuance costs associated with decreases in the Company’s borrowing base under its senior revolving credit facility.

(2)    For the 2014 columns, represents the tax impact using an estimated tax rate of 36.16%.  These columns also include an adjustment for the change in the valuation allowance of $(78.9 million) and $(27.7 million) for the three and nine months ended September 30, 2014, respectively. For the 2013 columns, included is $84.2 million associated with the writeoff of goodwill which is non-deductible for income tax purposes.

(3)    Net income (loss) and earnings per share excluding selected items and cash flow from operations before changes in working capital adjusted for selected items are non-GAAP measures. These financial measures are presented based on management’s belief that they will enable a user of the financial information to understand the impact of these items on reported results. Additionally, this presentation provides a beneficial comparison to similarly adjusted measurements of prior periods.  These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flow from operations, as defined by GAAP.  These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Halcón’s performance.

(4)    The impact of selected items for the three and nine months ended September 30, 2014 was calculated based upon weighted average diluted shares of 427.8 million and 423.0 million, respectively, due to the adjusted net income available to common stockholders, excluding selected items. The impact of selected items for the three and nine months ended September 30, 2013 was calculated based upon weighted average diluted shares of 462.8 million and 450.7 million, respectively, due to the adjusted net income available to common stockholders, excluding selected items.